Exhibit 99.1

Silk Road Medical Reports Second Quarter 2024 Financial Results

SUNNYVALE, Calif., August 7, 2024 (GLOBE NEWSWIRE) -- Silk Road Medical, Inc. (Nasdaq: SILK), a company focused on reducing the risk of stroke and its devastating impact, today reported financial results for the three months ended June 30, 2024.

“Our solid second quarter performance demonstrates continued TCAR adoption and growth driven by the unwavering dedication of our team,” said Chas McKhann, CEO of Silk Road Medical. “We look forward to continuing our mission as part of Boston Scientific and, together, expanding patient access to our minimally invasive approach to stroke prevention.”

Second Quarter 2024 Financial Results
Revenue for the second quarter of 2024 was $51.2 million, an increase of $5.9 million or 13%, compared to the second quarter of 2023.

Gross profit for the second quarter of 2024 was $38.5 million compared to $32.3 million for the second quarter of 2023. Gross margin was 75% for the second quarter of 2024 compared to 71% in the second quarter of 2023.

Operating expenses were $55.7 million for the second quarter of 2024, compared to $46.6 million in the comparable prior year period, an increase of 20%.

Net loss was $16.6 million in the second quarter of 2024, or $0.42 per share, as compared to a loss of $13.5 million, or $0.35 per share, in the corresponding period of the prior year.

Adjusted EBITDA was a loss of $1.1 million for the second quarter of 2024 compared to a loss of $3.4 million for the second quarter of 2023. For additional information regarding non-GAAP financial measures see “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss to Adjusted EBITDA” below.

Cash, cash equivalents and investments were $186.2 million as of June 30, 2024.

2024 Financial Guidance
Given the proposed acquisition of Silk Road Medical by Boston Scientific Corporation (NYSE: BSX), the Company is withdrawing its prior full year 2024 financial guidance.

About Silk Road Medical

Silk Road Medical, Inc. (NASDAQ: SILK), is a medical device company located in Sunnyvale, California, and Plymouth, Minnesota, that is focused on reducing the risk of stroke and its devastating impact. The company has pioneered a new approach for the treatment of carotid artery disease called TransCarotid Artery Revascularization (TCAR). TCAR is a clinically proven procedure combining surgical principles of neuroprotection with minimally invasive endovascular techniques to treat blockages in the carotid artery at risk of causing a stroke. For more information on how Silk Road Medical is delivering brighter patient outcomes through brighter clinical thinking, visit www.silkroadmed.com and connect on X, LinkedIn and Facebook.

Forward-Looking Statements
Statements contained in this press release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995, including Silk Road Medical’s financial guidance and statements related to the future opportunity of its business. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,”

“should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “believe,” “could,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Risks and uncertainties may cause Silk Road Medical’s actual results to be materially different than those expressed in or implied by Silk Road Medical’s forward-looking statements. For Silk Road Medical, such risks and uncertainties include, among others, risks and uncertainties relating to the Company’s proposed merger with Boston Scientific Corporation, including without limitation the risk that the merger may not be completed on the anticipated timeline or at all or the effect of the announcement or pendency of the merger on the Company’s business relationships, operating results and business generally and ability to retain and hire key personnel and maintain relationships with key business partners, customers and others with whom it does business; future operating results and financial performance; the Company’s success in retaining and recruiting key personnel; the ability to continue to grow the business and expand the use of TCAR; the ability to obtain an adequate supply of materials and components from its third-party suppliers; product development plans and the ability to commercialize new products in a timely manner; the success of current clinical trials; plans to conduct further clinical trials; the ability to obtain additional indications or new regulatory approvals or clearances for its products; market acceptance and use of its products by physicians; the ability to grow and leverage its commercialization infrastructure; the effect of increased competition; the effect of economic conditions and COVID-19 or similar pandemics on its business; government and third-party payer coverage and reimbursement and the ability to obtain and maintain intellectual property protection for its products. More detailed information on these and other factors that could affect Silk Road Medical’s actual results are described in its filings with the U.S. Securities and Exchange Commission, including its quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2024. Silk Road Medical undertakes no obligation to update its forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement its financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Silk Road Medical uses adjusted EBITDA, which is a non-GAAP financial measure, in this press release. A reconciliation of non-GAAP adjusted EBITDA to GAAP net loss, which is the most directly comparable GAAP financial measure, is provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.  Non-GAAP adjusted EBITDA is calculated by adding back to net loss or excluding, as appropriate, interest income and expense, provision for income taxes, and charges for depreciation and amortization and is further adjusted by adding back in or excluding, as appropriate, other income and expense, stock-based compensation and acquisition-related costs.  Silk Road Medical believes the presentation of adjusted EBITDA provides useful information to investors as it provides visibility to its underlying continuing operating performance from period to period by excluding the impact of certain items that are non-cash or non-recurring in nature or not related to its core business operations. Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in the same industry. Management uses adjusted EBITDA internally for evaluation of the performance of its business, including the allocation of resources.

Silk Road Medical’s definition of adjusted EBITDA may differ from similarly titled measures used by others. Adjusted EBITDA should be considered only as a supplement to, and not as a substitute for, or superior to, net income or loss prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease Silk Road Medical’s reported results of operations, management strongly encourages investors to review, when they become available, its financial statements and publicly filed SEC reports in their entirety.

Investor Contact:

Marissa Bych

Gilmartin Group

investors@silkroadmed.com

Media:

Michael Fanucchi

Silk Road Medical

mfanucchi@silkroadmed.com

SILK ROAD MEDICAL, INC.

Statements of Operations Data

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue	$51,242	$45,298	$99,726	$85,429
Cost of goods sold	12,736	13,004	24,719	25,530
Gross profit	38,506	32,294	75,007	59,899
Operating expenses:
Research and development	11,883	10,780	22,543	21,213
Selling, general and administrative	43,818	35,830	84,593	69,913
Total operating expenses	55,701	46,610	107,136	91,126
Loss from operations	(17,195)	(14,316)	(32,129)	(31,227)
Interest income	2,321	2,434	4,792	4,721
Interest expense	(1,725)	(1,712)	(3,445)	(3,405)
Other income (expense), net	(4)	110	43	(33)
Net loss	(16,603)	(13,484)	(30,739)	(29,944)
Other comprehensive loss:
Unrealized loss on investments, net	(105)	(414)	(194)	(165)
Other comprehensive income loss	(105)	(414)	(194)	(165)

Comprehensive loss	$(16,708)	$(13,898)	$(30,933)	$(30,109)

Net loss per share, basic and diluted	$(0.42)	$(0.35)	$(0.78)	$(0.77)

Weighted average common shares used to compute net loss per share, basic and diluted	39,620,888	38,765,166	39,441,192	38,649,327

SILK ROAD MEDICAL, INC.

Balance Sheets Data

(Unaudited, in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$22,639	$20,210
Short-term investments	149,344	161,264
Accounts receivable, net	26,252	23,573
Inventories	29,682	29,876
Prepaid expenses and other current assets	13,104	5,912
Total current assets	241,021	240,835
Long-term investments	14,178	9,456
Property and equipment, net	8,381	8,114
Other non-current assets	6,227	6,904
Total assets	$269,807	$265,309
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,693	$5,676
Accrued liabilities	27,879	24,607
Total current liabilities	31,572	30,283
Long-term debt	76,147	75,626
Other liabilities	7,404	8,249
Total liabilities	115,123	114,158
Stockholders' equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	41	39
Additional paid-in capital	584,959	550,495
Accumulated other comprehensive income (loss)	(122)	72
Accumulated deficit	(430,194)	(399,455)
Total stockholders' equity	154,684	151,151
Total liabilities and stockholders' equity	$269,807	$265,309

SILK ROAD MEDICAL, INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024		2023	2024	2023
GAAP Net Loss	S	(16,603)	$(13,484)	$(30,739)	$(29,944)
Non-GAAP Adjustments:
Interest (income) expense, net		(596)	(722)	(1,347)	(1,316)
Depreciation and amortization		665	685	1,309	1,384
Other (income) expense, net		4	(110)	(43)	33
Stock-based compensation expense		11,040	10,198	21,399	19,037
Acquisition-related costs		4,382	-	4,382	-
Adjusted EBITDA		$(1,108)	$(3,433)	$(5,039)	$(10,806)